SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________


                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934



                    Date of Report:  August 31, 1995
                    (Date of earliest event reported)


                      D E E R E   &   C O M P A N Y
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-4121
                        (Commission File Number)

                               36-2382580
                    (IRS Employer Identification No.)

                             John Deere Road
                         Moline, Illinois  61265
          (Address of principal executive offices and zip code)

                              (309)765-8000
          (Registrant`s telephone number, including area code)

                 _______________________________________
     (Former name or former address, if changed since last report.)

                           Page 1 of 2 pages.

Item 5.    Other Events

The following is the text of a press release issued by Deere &
Company August 31,
1995.

MOLINE, ILLINOIS -- The Deere & Company board of directors announced today its intention to declare a 3-for-1 split of the Company's common stock, pending shareholder approval at a special meeting. The meeting is expected to be held on November 15,
1995 in Moline, Illinois. The stock split would be implemented by a stock dividend of two additional shares for each share outstanding.

The Company has also increased the quarterly dividend from 55 cents per share to 60
cents per share, payable November 1, 1995 to shareholders of record on September 30,
1995.  The increased dividend is on a pre-split basis.

Deere & Company Chairman and Chief Executive Officer Hans W.
Becherer said,
"Today's actions recognize Deere's financial strength as well as our continued confidence that the Company's future prospects remain solid. We believe these actions will provide excellent value to our shareholders."


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             DEERE & COMPANY

                              By /s/ M. P. Orr
                                 M. P. Orr, Vice President
Dated:  August 31, 1995